Exhibit 5.1

July 2, 2026

MetaVia Inc.

545 Concord Avenue, Suite 210

Cambridge, Massachusetts 02138

Re:	Prospectus Supplement to Registration Statement on Form S-3 (File No. 333-278646)

Ladies and Gentlemen:

We have acted as special counsel to MetaVia Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company through Ladenburg Thalmann & Co. Inc., as the sales agent (the “Sales Agent”), from time to time of up to $4,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to (i) a registration statement on Form S-3 (File No. 333-278646) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2024 (as so filed and as amended, the “Registration Statement”), (ii) the base prospectus included in the Registration Statement (the “Base Prospectus”), (iii) the prospectus supplement dated as of November 6, 2025 (the “Initial ATM Prospectus Supplement”), (iv) the prospectus supplement dated as of July 2, 2026 (the “Prospectus Supplement”, and together with the Base Prospectus, the Initial ATM Prospectus Supplement and any further supplements or amendments thereto, the “Prospectus”), and (v) that certain At The Market Offering Agreement, dated as of November 6, 2025, by and between the Company and the Sales Agent (the “Sales Agreement”).

In so acting, we have considered such matters of law and of fact, and relied upon, without independent investigation, such documents, records, certificates and other information furnished to us as we have deemed appropriate as a basis for our opinions set forth below. In conducting such review, we have assumed, without independent investigation, the genuineness and authenticity of all signatures on original documents, the legal capacity of all natural persons or entities (other than the Company), the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the accuracy of all statements in certificates of public officials and officers of the Company that we reviewed. In rendering these opinions, we have assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Prospectus, and the Sales Agreement.

The law covered by the opinions expressed in this opinion letter is limited to the General Corporation Law of the State of Delaware as currently in effect (the “DGCL”). We express no opinion as to any other laws.

Based on the foregoing and upon our examination of such documents and other matters as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when issued, sold, and delivered by the Company in accordance with, and as described in the Registration Statement and the Prospectus and in the manner set forth in the Sales Agreement, against payment therefor in excess of par value, will be validly issued, fully paid and non-assessable.

Honigman LLP • 650 Trade Centre Way Suite 200 • Kalamazoo, MI 49002

MetaVia Inc.

July 2, 2026

In rendering the foregoing opinions, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, (ii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Third Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), and (iii) certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the board of directors of the Company or one or more committees or delegees thereof established by the board of directors of the Company with the authority to issue and sell Shares pursuant to the Sales Agreement in accordance with the DGCL, the Certificate of Incorporation, the bylaws of the Company and certain resolutions of the board of directors of the Company and one or more committees thereof prior to issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission. The opinions in this opinion letter are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours, /s/ Honigman LLP

Honigman LLP

Honigman LLP • 650 Trade Centre Way Suite 200 • Kalamazoo, MI 49002